Exhibit 10.23

AMENDMENT NO. 3 TO CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is dated as of January 13, 2020 (the “Third Amendment Closing Date”),  by and among WILLIAMS INDUSTRIAL SERVICES GROUP INC., a Delaware corporation  (the “Company”), each of its direct and indirect Subsidiaries set forth on the signature pages hereto as a “Borrower” (together with the Company, collectively, the “Borrowers” and each individually, a “Borrower”), MidCap Funding IV Trust, a Delaware statutory trust, individually as a Lender and as Agent (in such capacity, together with its successors and assigns, “Agent”) and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.          Agent, Lenders and Borrower have entered into that certain Credit and Security Agreement, dated as of October 11, 2018  (as amended by that certain Amendment No. 1 to Credit and Security Agreement dated as of October 16, 2019, and Amendment No. 2 to Credit and Security Agreement dated as of November 14, 2019 and effective as of November 13, 2019, the “Original Credit Agreement” and as amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B.          Borrower has requested, and Agent and all Lenders have agreed, to amend certain provisions of the Original Credit Agreement, all in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrower hereby agree as follows:

1.          Recitals.  This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Original Credit Agreement as amended hereby.  The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2.          Amendments to Original Credit Agreement.  Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 4 below, the Original Credit Agreement is hereby amended as follows:

(a)         The following defined terms are hereby added to Section 1.1 of the Original Credit Agreement in appropriate alphabetical order:

“Third Amendment” means that certain Amendment No. 3 to Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, Agent and Lenders.

MidCap / Williams / Amendment No. 3 to Credit Agreement

“Third Amendment Effective Date” means the date all the conditions precedent to effectiveness of the Third Amendment as set forth therein are satisfied or waived in accordance therewith.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Total Debt as of the last day of such Test Period minus Unrestricted Cash in excess of $2,500,000 as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA of the borrower and its Subsidiaries for such Test Period.

“Unrestricted Cash” means the balance of unencumbered cash and Cash Equivalent Investments (as defined in the Term Loan Credit Agreement and which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in a deposit account in the United States subject to an account control agreement reasonably satisfactory to the Agent.

(b)         Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Total Leverage Ratio” therefrom.

(c)         The following defined terms contained in Section 1.1 of the Original Credit Agreement are hereby amended and restated in their entirety as follows:

“Commitment Expiry Date” means the date that is four (4) years following the Closing Date.

“Liquidity Reserve” means $1,000,000.

(d)         The definition of “Consolidated Adjusted EBITDA” in Section 1.1 of the Original Credit Agreement is hereby amended,  to be effective beginning with the Test Period ending December 31, 2019, as follows:

(i)          Clause (v) thereof is hereby amended and restated in its entirety as follows:

“(v) any extraordinary losses and unusual or non-recurring charges, including, without limitation, any severance, integration, facilities closing or relocation costs and curtailments or modifications to pension and post retirement employee benefit plans in an aggregate amount not to exceed (1) $2,500,000 in fiscal year 2018, (2) $1,500,000 (plus an additional $400,000 in respect of severance costs, $300,000 in respect of legal costs, $200,000 in respect of consulting costs and $600,000 in respect of restructuring costs, in each case, if and to the extent described on Exhibit A to the Third Amendment) in fiscal year 2019 and (3) $500,000 in any fiscal year thereafter;”

(ii)         Clause (xii) thereof is hereby amended and restated in its entirety as follows:

“(xii) one-time, non-recurring customary and documented costs and expenses deducted from net income during such period in connection with (A) the making of the Loans and the negotiation, execution and delivery of the Financing Documents, (B) the negotiation, execution and delivery of the Term

MidCap / Williams / Amendment No. 3 to Credit Agreement

Loan Financing Documents and the consummation of the transactions contemplated thereunder, in an aggregate amount with respect to clauses (A) and (B) not to exceed $350,000 and (C) the negotiation, execution and delivery of the Third Amendment and the related amendment to the Term Loan Credit Agreement, in an aggregate amount with respect to this clause (C) not to exceed $500,000; and”

(iii)       Clause (d) thereof is hereby amended and restated in its entirety as follows:

“(d)       without duplication and to the extent included in determining such Consolidated Net Income of the Company and its Subsidiaries, any extraordinary or non-recurring non‑cash gains (or plus extraordinary non‑cash losses) for such period and any gains (or plus losses) realized in connection with any Asset Disposition by the Company and its Subsidiaries during such period (other than gains in an amount not to exceed $638,940 received from the settlement with Innova Global Inc. in connection with the Asset Disposition of Braden Manufacturing, L.L.C.), all determined on a consolidated basis in accordance with GAAP.”

(e)         The definition of “Corporate Adjusted EBITDA” in Section 1.1 of the Original Credit Agreement is hereby amended as follows:

(i)          Clause (v) thereof is hereby amended and restated in its entirety as follows:

“(v) any extraordinary losses and unusual or non-recurring charges, including, without limitation, any severance, integration, facilities closing or relocation costs and curtailments or modifications to pension and post retirement employee benefit plans in an aggregate amount not to exceed, together with the amounts added back pursuant to clause (a)(v) of the definition of Operating Subsidiaries Consolidated Adjusted EBITDA, (1) $2,500,000 in fiscal year 2018, (2) $1,500,000 (plus an additional $400,000 in respect of severance costs, $300,000 in respect of legal costs, $200,000 in respect of consulting costs and $600,000 in respect of restructuring costs, in each case, if and to the extent described on Exhibit A to the Third Amendment) in fiscal year 2019 and (3) $500,000 in any fiscal year thereafter;”

(ii)         Clause (xii) thereof is hereby amended and restated in its entirety as follows:

“(xii) one-time, non-recurring customary and documented costs and expenses deducted from net income during such period in connection with (A) the making of the Loans and the negotiation, execution and delivery of the Financing Documents, (B) the negotiation, execution and delivery of the Term Loan Financing Documents and the consummation of the transactions contemplated thereunder, in an aggregate amount with respect to clauses (A) and (B) not to exceed $350,000 and (C) the negotiation, execution and delivery of the Third Amendment and the related amendment to the Term Loan Credit Agreement, in an aggregate amount with respect to this clause (C) not to exceed $500,000; and”

(iii)       Clause (d) thereof is hereby amended and restated in its entirety as follows:

“(d)       without duplication and to the extent included in determining such Net Income of the Company, any extraordinary or non-recurring non‑cash gains (or plus extraordinary non‑cash losses) for such period and any gains (or plus losses) realized in connection with any Asset Disposition by the

MidCap / Williams / Amendment No. 3 to Credit Agreement

Company during such period (other than gains in an amount not to exceed $638,940 received from the settlement with Innova Global Inc. in connection with the Asset Disposition of Braden Manufacturing, L.L.C.), all determined on a consolidated basis in accordance with GAAP.”

(f)         The definition of “Operating Subsidiaries Consolidated Adjusted EBITDA” in Section 1.1 of the Original Credit Agreement is hereby amended as follows:

(i)          Clause (v) thereof is hereby amended and restated in its entirety as follows:

“(v) any extraordinary losses and unusual or non-recurring charges, including, without limitation, any severance, integration, facilities closing or relocation costs and curtailments or modifications to pension and post retirement employee benefit plans in an aggregate amount not to exceed, together with the amounts added back pursuant to clause (a)(v) of the definition of Corporate Adjusted EBITDA, (1) $2,500,000 in fiscal year 2018, (2) $1,500,000 (plus an additional $400,000 in respect of severance costs, $300,000 in respect of legal costs, $200,000 in respect of consulting costs and $600,000 in respect of restructuring costs, in each case, if and to the extent described on Exhibit A to the Third Amendment) in fiscal year 2019 and (3) $500,000 in any fiscal year thereafter;”

(ii)         Clause (d) thereof is hereby amended and restated in its entirety as follows:

(g)         “(d)      without duplication and to the extent included in determining such Consolidated Net Income of the Company, any extraordinary or non-recurring non‑cash gains (or plus extraordinary non‑cash losses) for such period and any gains (or plus losses) realized in connection with any Asset Disposition by the Operating Subsidiaries during such period (other than gains in an amount not to exceed $638,940 received from the settlement with Innova Global Inc. in connection with the Asset Disposition of Braden Manufacturing, L.L.C.), all determined on a consolidated basis in accordance with GAAP.”

(h)         The definition of “Permitted Investments” in Section 1.1 of the Original Credit Agreement is hereby amended by amending and restating clause (k) thereof as follows:

“(k)       non-cash Investments consisting solely of the entry into Permitted Servicing Joint Ventures by the services division of any Credit Party or a Subsidiary of a Credit Party provided that the Credit Parties and the Subsidiaries of the Credit Parties shall not be party to more than seven (7) Permitted Servicing Joint Ventures at any given time in addition to the Permitted Servicing Joint Ventures existing on the Closing Date;”

(i)          Section 2.2(d) of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

MidCap / Williams / Amendment No. 3 to Credit Agreement

“Collateral Management Fee.  From and following the Third Amendment Effective Date, Borrowers shall pay Agent on the first day of each month, for its own account and not for the benefit of any other Lenders, a fee in an amount equal to $4,000.  The collateral management fee shall be deemed fully earned when due and payable and, once paid, shall be non-refundable.”

(j)          Section 2.2(f) of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“Deferred Revolving Loan Origination Fee. If Lenders’ funding obligations in respect of the Revolving Loan Commitment under this Agreement terminate for any reason (whether by voluntary termination by Borrowers, by reason of the occurrence of an Event of Default or otherwise) prior to the Commitment Expiry Date, Borrowers shall pay to Agent, for the benefit of all Lenders committed to make Revolving Loans on the Closing Date, a fee as compensation for the costs of such Lenders being prepared to make funds available to Borrowers under this Agreement, equal to an amount determined by multiplying the Revolving Loan Commitment by the following applicable percentage amount:  2.00% for the first two years following the Closing Date, 1.50% for the third year following the Closing Date, and 1.00% thereafter; provided that no such fee shall be payable within 90 days of the Commitment Expiry Date. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.”

(k)         Section 4.1 of the Existing Credit Agreement is hereby amended is hereby amended by adding new clause (i) at the end thereof:

“(i)        Simultaneously with the delivery of each set of financial statements referred to in Section 4.1(a), the Borrower shall provide to the Agent a monthly report of (i) margin calculations by contract, (ii) backlog by contract and (iii) conversion rates for backlog by contract, in each case in such form as the Agent may reasonably request.”

(l)          Section 6.2 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 6.2    Total Net Leverage Ratio.  Subject to Section 6.5 below, commencing with the fiscal quarter ended December 31, 2018, Credit Parties will not permit the Total Net Leverage Ratio for the Credit Parties on a consolidated basis for any Defined Period ending on and as of the last day of a fiscal quarter set forth below to be greater than the ratio set forth opposite such Defined Period below:

Fiscal Quarter Ending	Total Net Leverage Ratio
December 31, 2018	4.00:1.00
March 31, 2019	4.00:1.00
June 30, 2019	4.00:1.00
September 30, 2019	4.00:1.00
December 31, 2019	4.50:1.00

MidCap / Williams / Amendment No. 3 to Credit Agreement

Fiscal Quarter Ending	Total Net Leverage Ratio
March 31, 2020	4.50:1.00
June 30, 2020	4.50:1.00
September 30, 2020	4.50:1.00
December 31, 2020	4.00:1.00
March 31, 2021	4.00:1.00
June 30, 2021	3.50:1.00
September 30, 2021	3.50:1.00
December 31, 2021	3.25:1.00
March 31, 2022	3.00:1.00
June 30, 2022	3.00:1.00
September 30, 2022	2.75:1.00”

(m)        The table contained in Section 6.3 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

Fiscal Quarter Ending	Minimum Consolidated Adjusted EBITDA
December 31, 2018	$9,250,000
March 31, 2019	$9,250,000
June 30, 2019	$9,500,000
September 30, 2019	$9,500,000
December 30, 2019	$9,500,000
March 31, 2020	$9,500,000
June 30, 2020	$9,750,000
September 30, 2020	$9,750,000
December 30, 2020	$10,000,000

MidCap / Williams / Amendment No. 3 to Credit Agreement

Fiscal Quarter Ending	Minimum Consolidated Adjusted EBITDA
March 31, 2021	$10,500,000
June 30, 2021	$11,000,000
September 30, 2021	$12,000,000
December 31, 2021	$12,500,000
March 31, 2022	$13,000,000
June 30, 2022	$13,500,000
September 30, 2022	$14,000,000

(n)         The proviso to Section 6.5 of the Original Credit Agreement is hereby amended by replacing (i) the words “Total Leverage Ratio” contained therein with the words “Total Net Leverage Ratio” and (ii) the references to “December 31, 2019” contained therein with “September 30, 2019”.

(o)         Annex A (Commitment Annex) to the Original Credit Agreement is hereby replaced in its entirety with Exhibit B attached hereto.

(p)         Footnotes 3 and 5 in the Attachments to Exhibit B (Compliance Certificate) to the Original Credit Agreement are hereby amended by replacing the references to “December 31, 2019” contained therein with “September 30, 2019”.

(q)         Attachments 1(A), 1(B) and 1(C) to Exhibit B (Compliance Certificate) to the Original Credit Agreement are hereby replaced in their entirety with Exhibit C attached hereto.

3.            Representations and Warranties; Reaffirmation of Security Interest.  Each Borrower hereby confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects (or, in the case of any representation or warranty that is, by its terms, qualified by materiality, in all respects) as of such earlier date.   Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.  Each Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of such Borrower, and are enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4.          Conditions to Effectiveness.  This Agreement shall become effective as of the date on which each of the following conditions have been satisfied, as determined by Agent in its sole discretion:

MidCap / Williams / Amendment No. 3 to Credit Agreement

(a)         each Borrower shall have delivered to Agent this Agreement, executed by an authorized officer of such Borrower;

(b)         each Borrower shall have delivered to Agent a duly executed copy of an amendment to the Term Loan Credit Agreement, in form and substance reasonably satisfactory to Agent;

(c)         Agent shall have received a duly executed copy of a consent of the Term Loan Agent under the Intercreditor Agreement, in form and substance reasonably satisfactory to Agent;

(d)         all representations and warranties of Borrowers contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects (or, in the case of any representation or warranty that is, by its terms, qualified by materiality, in all respects)as of such earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof); and

(e)         prior to and after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents.

5.          Post-Closing Obligations.

(a)         Canadian Guarantee and Security Agreements.  Within sixty (60) days (or such later time as Agent may agree in its reasonable discretion) after the date hereof, Borrowers shall:

(i)          cause each of WISG Canada Ltd., a British Columbia, Canada corporation, WISG Nuclear Ltd., a British Columbia, Canada corporation and WISG Electrical Ltd., a British Columbia, Canada corporation (collectively, the “Canadian Subsidiaries” and each, a “Canadian Subsidiary”) to become Guarantors under the Credit Agreement and to execute and deliver to Agent, a guaranty, in form and substance reasonably acceptable to Agent, jointly and severally guaranteeing the Obligations of the other Credit Parties under the Financing Documents;

(ii)         furnish to Agent a description of the material real and personal properties of each Canadian Subsidiary, in each case, in form and substance reasonably satisfactory to Agent;

(iii)       cause each Canadian Subsidiary to execute and deliver such assignments, pledges and security agreements as specified by, and in form and substance reasonably satisfactory to Agent, in each case, securing the payment of all Obligations of such Canadian Subsidiaries under the Financing Documents and granting Liens on all properties of such Canadian Subsidiary provided,  however, that no security interest in fee‑owned real property shall be required unless requested by Agent;

(iv)        take and cause each Canadian Subsidiary to take or cause to be taken, whatever action (including, without limitation, the filing of Personal Property Security Act (Ontario) financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of Agent to vest in Agent (or

MidCap / Williams / Amendment No. 3 to Credit Agreement

in any representative of Agent designated by it) valid, perfected Liens on the properties purported to be subject to the pledges, assignments and security agreements delivered pursuant to this Section 5(a), enforceable against all third parties in accordance with their terms, subject to Permitted Liens;

(v)         cause Williams Industrial Services Group, L.L.C. to execute and deliver to Agent, a supplement to the relevant Security Document (or another pledge agreement in substantially identical form, if needed) pledging 100% of the Equity Interests held by Williams Industrial Services Group, L.L.C. in WISG Canada Ltd. and with all documents delivered pursuant to this Section 5(a)(v) to be in form, scope and substance reasonably satisfactory to Agent; and

(vi)        do, execute, acknowledge, deliver, record, file and register any and all such further acts, deeds, conveyances, pledge agreements, deeds of trust, trust deeds, assignments, financing statements, notices of assignment, transfers, certificates, collateral access agreements, assurances and other instruments as Agent may reasonably require in order to carry out more effectively the purposes of this Section 5(a), and cause each of the Canadian Subsidiaries to do so.

(b)         Equity Rights Offering.  On or before March 13, 2020, Williams Industrial Services Group Inc. (“WISG”) shall have completed that certain offering of subscription rights to shareholders of WISG to purchase shares of WISG’s common stock in an amount not less than $7,000,000 as more fully described in WISG’s registration statement filed with the SEC on or about November 14, 2019.

6.          Fees.  In consideration of Agent’s agreement to enter into this Agreement, Borrowers agree to pay Agent, for the benefit of all Revolving Lenders in accordance with their Pro Rata Share of the Revolving Loan Commitments, an amendment fee in the amount of $150,000 (the “Amendment Fee”).  Such Amendment Fee shall be fully earned, due and payable on the Third Amendment Closing Date,  and, once paid, is non-refundable.  Borrowers hereby authorize Agent to deduct the Amendment Fee from the proceeds of one or more Revolving Loans made under the Credit Agreement.

7.          Release.  In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, other than with respect to the agreements of the Lenders specifically set forth herein, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown, arising out of, arising under or related to the Financing Documents that such Borrower has against the Released Parties or any of them (whether directly or indirectly)and that arise from events occurring before the date hereof.  Borrower acknowledges that the foregoing release is a material inducement to Agent’s and each Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.

MidCap / Williams / Amendment No. 3 to Credit Agreement

8.          No Waiver or Novation.  The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Original Credit Agreement, the other Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default.  This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

9.          Affirmation.  Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Original Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Borrower.  Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Original Credit Agreement and the other Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

10.        Miscellaneous.

(a)         Reference to the Effect on the Credit Agreement.  Upon the effectiveness of this Agreement, each reference in the Original Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Original Credit Agreement, as amended by this Agreement.  Except as specifically amended above, the Original Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Borrower.

(b)         Governing Law.  THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(c)         Incorporation of Credit Agreement Provisions.  The provisions contained in Section 11.6 (Indemnification), Section 12.8(b) (Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(d)         Headings.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e)         Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

MidCap / Williams / Amendment No. 3 to Credit Agreement

(f)         Entire Agreement.          This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g)         Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h)         Successors/Assigns.  This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

MidCap / Williams / Amendment No. 3 to Credit Agreement

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST,
as Agent

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

LENDER:	MIDCAP FUNDING IV TRUST,
as a Lender

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

[Signatures Continue on Following Page]

MidCap / Williams / Amendment No. 3 to Credit Agreement

BORROWERS:

WILLIAMS INDUSTRIAL SERVICES GROUP INC.
GLOBAL POWER PROFESSIONAL SERVICES INC.
WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C.
WILLIAMS INDUSTRIAL SERVICES, LLC
WILLIAMS SPECIALTY SERVICES, LLC
WILLIAMS PLANT SERVICES, LLC
WILLIAMS GLOBAL SERVICES, INC.
CONSTRUCTION & MAINTENANCE PROFESSIONALS, LLC
BRADEN HOLDINGS, LLC
STEAM ENTERPRISES, LLC
GPEG, LLC

	By:	/s/ Randall R. Lay
	Name:	Randall R. Lay
	Title:	Chief Financial Officer

MidCap / Williams / Amendment No. 3 to Credit Agreement